                                                                  EXHIBIT 3.1(j)

                               ARTICLES OF MERGER
                                       OF
                    CINEMARK USA, INC., A TEXAS CORPORATION,
                                      WITH
                          CNMK TEXAS PROPERTIES, LTD.,
                           A TEXAS LIMITED PARTNERSHIP

         Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act (the "TBCA") and Section 2.11(d) of the Texas Revised Limited Partnership Act (the "RLPA"), Cinemark USA, Inc., a corporation organized under and governed by the laws of the State of Texas (the "COMPANY"), and CNMK Texas Properties, Ltd., a limited partnership organized under and governed by the laws of the State of Texas, hereby execute and adopt the following Articles of Merger this 14th day of February, 2003 and certify that:

         FIRST: The name and jurisdiction of incorporation of each of the constituent entities of the merger is as follows:



                           Name                                           Jurisdiction of Incorporation
                ---------------------------                               -----------------------------
                    Cinemark USA, Inc.                                          Texas corporation

                CNMK Texas Properties, Ltd.                                 Texas limited partnership

         SECOND: As to the undersigned domestic corporation, the approval of whose shareholders is required, the number of outstanding shares of each class or series of stock of such corporation entitled to vote, with other shares or as a class, on the Agreement and Plan of Merger are as follows:

                             Number of Shares                Number of Shares Entitled
Name of Corporation            Outstanding        Class          to Vote as a Class
-------------------          ----------------     -----      -------------------------
Cinemark USA, Inc.                1,500            A                   1,500
                                182,648            B                 182,648

         As to the undersigned domestic corporation, the approval of whose shareholders is required, the number of outstanding shares of each class voted for and against the Plan of Merger are as follows:

                                          Number of Shares Entitled         Number of Shares Entitled
                                             to Vote as a Class                 to Vote as a Class
Name of Corporation             Class            Voted For                        Voted Against
-------------------             -----     --------------------------        ------------------------
Cinemark USA, Inc.                A                 1,500                                  0
                                  B               182,648                                  0

         The Plan of Merger has been approved, adopted, certified, executed, and acknowledged by CNMK Texas Properties, Ltd., a Texas limited partnership, in accordance with the requirements of the RLPA and CNMK Texas Properties, Ltd.'s constituent documents.


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         THIRD: As permitted by Article 5.01 of the TBCA and Section 5.04 of the
RLPA, both the Company and the Partnership shall survive the Merger. The names of the surviving entities are as follows:

                           Name                                     Jurisdiction of Incorporation or Formation
                ---------------------------                         ------------------------------------------
                    Cinemark USA, Inc.                                          Texas corporation

                CNMK Texas Properties, Ltd.                                 Texas limited partnership

         FOURTH: The Articles of Incorporation and Bylaws of the Company will be the Articles of Incorporation and Bylaws of the Company following the effective time of the merger. The Certificate of Limited Partnership and the Partnership Agreement of the Partnership will be the Certificate of Limited Partnership and Partnership Agreement of the Partnership following the effective time of the merger.

         FIFTH: The effective date of the merger shall be February 14, 2003 and the effective time on such date shall be 2:02 pm Central Standard Time.

         SIXTH: The executed Plan of Merger is on file at the principal places of business of each of the surviving entities, which addresses are as follows:

         Cinemark USA, Inc.                 3900 Dallas Parkway, Suite 500
                                            Plano, Texas  75093

         CNMK Texas Properties, Ltd.        3900 Dallas Parkway, Suite 500
                                            Plano, Texas  75093

         SEVENTH: A copy of the Plan of Merger will be furnished by the Company, on request and without cost, to any shareholder of the Company. The Partnership has complied with the provisions of the Partnership Agreement regarding furnishing partners copies or summaries of the Plan of Merger or notices regarding the merger.

         EIGHTH: A copy of the Plan of Merger will be furnished by each of the surviving entities, on written request and without cost, to any creditor or obligee of the parties to the merger at the time of the merger if the obligation is then outstanding.

         NINTH: The Plan of Merger specifies that the surviving entities will be responsible for the payment of all fees and franchise taxes required by law and that the surviving entities will be obligated to pay such fees and franchise taxes if the same are not timely paid.



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         IN WITNESS WHEREOF, both surviving entities have caused this certificate to be signed by an authorized representative of each such entity, the ___ day of February, 2003.

CINEMARK USA, INC.                            CNMK TEXAS PROPERTIES, LTD.

By:                                           By: Sunnymead Cinema Corp.
   ------------------------------------           its General Partner
Name: Michael Cavalier
Title: Vice President-General Counsel

                                              By:
                                                 ----------------------------------
                                              Name: Michael Cavalier
                                              Title: Vice President-General Counsel